                                                                      EXHIBIT 24


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph E. Mullaney and Thomas F. Skelly, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 (the "Registration Statement") to by filed pursuant to the Securities Act of 1933, as amended, by The Gillette Company, a Delaware corporation, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

This instrument has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                         Title                                 Date
----------                                         -----                                 ----
/s/  Alfred M. Zeien                    Chairman of the Board of                 October 17, 1996
---------------------                   Directors and Chief Executive
Alfred M. Zeien                         Officer and Director
                                        (Principal Executive Officer)


/s/  Michael C. Hawley                  President, Chief Operating               October 17, 1996
----------------------                  Officer and Director
Michael C. Hawley

/s/  Joseph E. Mullaney                 Vice Chairman of the Board of            October 17, 1996
-----------------------                 Directors and Director
Joseph E. Mullaney

/s/  Thomas F. Skelly                   Senior Vice President and                October 17, 1996
---------------------                   Chief Financial Officer
Thomas F. Skelly                        (Principal Financial Officer)


/s/  Charles W. Cramb                   Vice President and Controller            October 17, 1996
---------------------                   (Principal Accounting Officer)
Charles W. Cramb

/s/  Warren E. Buffett                  Director                                 October 18, 1996
----------------------
Warren E. Buffett





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

/s/  Wilbur H. Gantz                    Director                               October 17, 1996
--------------------
Wilbur H. Gantz

/s/  Michael B. Gifford                 Director                               October 17, 1996
-----------------------
Michael B. Gifford

/s/  Carol R. Goldberg                  Director                               October 17, 1996
----------------------
Carol R. Goldberg

/s/  Herbert H. Jacobi                  Director                               October 17, 1996
----------------------
Herbert H. Jacobi

/s/  Richard R. Pivirotto               Director                               October 17, 1996
-------------------------
Richard R. Pivirotto

/s/  Juan M. Steta                      Director                               October 17, 1996
------------------
Juan M. Steta

/s/  Alexander B. Trowbridge            Director                               October 17, 1996
----------------------------
Alexander B. Trowbridge

/s/  Joseph F. Turley                   Director                               October 17, 1996
---------------------
Joseph F. Turley





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